INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-69678 of Cel-Sci Corporation of Form S-8 of our report dated December 20, 2001, appearing in this Annual Report on Form 10-K of Cel-Sci Corporation for the year ended September 30, 2001.



Deloitte& Touche LLP
McLean, Virginia
December 28, 2001